UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2016

MOODY’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14037	13-3998945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 553-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Moody’s Corporation (“Moody’s”) reported on a Form 8-K filed on April 6, 2016, that Joseph (Jay) McCabe intends to retire from his role as Senior Vice President – Corporate Controller on July 31, 2016.

(c) On June 1, 2016, Moody’s announced that the Board of Directors has appointed Michael S. Crimmins, age 45, to serve as Moody’s principal accounting officer in the position of Senior Vice President – Corporate Controller. This action will be effective on August 1, 2016.

Mr. Crimmins currently is the Company’s Managing Director – Assistant Controller and has served in that role since January 2011. Prior to becoming Managing Director, he served as Moody’s Shared Services, Inc. Senior Vice President from April 2008 to January 2011 and Vice President from January 2006 to April 2008. Before joining Moody’s, Mr. Crimmins worked at Deloitte & Touche LLP and PricewaterhouseCoopers LLP. He is a New York State Certified Public Accountant. Effective August 1, 2016, Mr. Crimmins will receive an increase to his base salary of approximately $36,000 and an increase to his annual incentive cash target of approximately $56,000. In addition, in connection with his appointment, he will be awarded restricted stock units with an aggregate grant date fair value of approximately $106,000.

Item 7.01	Regulation FD Disclosure.

The Company’s press release announcing Mr. Crimmins’ appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01,	“Financial Statements and Exhibits”

(d)	Exhibits

The following exhibit is furnished as part of this Report.

99.1	Press release of Moody’s Corporation dated June 1, 2016, announcing Mr. Crimmins’ appointment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY’S CORPORATION

By:	/s/ John J. Goggins
John J. Goggins Executive Vice President and General Counsel

Date: June 1, 2016

INDEX TO EXHIBITS

Exhibit No.

99.1	Press release of Moody’s Corporation dated June 1, 2016, announcing Mr. Crimmins’ appointment.